EXHIBIT 77C


                       The Finance Company of Pennsylvania

                        PUBLIC LEDGER BUILDING, SUITE 630
                        150 SOUTH INDEPENDENCE MALL WEST
                        PHILADELPHIA, PENNSYLVANIA 19106
                             TELEPHONE 215-351-4778

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2002

                        ---------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Finance Company of Pennsylvania, a Pennsylvania corporation, will be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner 6th and Chestnut Streets, Philadelphia, Pennsylvania 19106, on Wednesday, April 17, 2002 at 10:30 A.M., Local Time, for the following purposes:

      1. To elect a director to hold office for a term of three years and until his successor is duly elected and qualified.

      2. To transact such other business as may properly come before the Meeting or any adjournment thereof; all as set forth in the Proxy Statement accompanying this Notice.

      The stock transfer books of the Company will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on February 22, 2002, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the Meeting.

                                        By order of the Board of Directors,


                                                  DORANNE H. CASE
                                            Assistant Secretary/Treasurer

Dated March 1, 2002

                       ---------------------------------

      If you do not expect to be present at the Meeting but wish your stock to be voted, please date, fill in and sign the enclosed form of Proxy and mail it in the enclosed stamped envelope. It is important that Proxies be returned promptly.